DATED                                     1998






                           (1) P. FURLONGE and OTHERS

                          (2) CUNNINGHAM GRAPHICS, INC.






                             SUPPLEMENTAL AGREEMENT
                             ----------------------








                                     Mundays
                                   Crown House
                                   Church Road
                                 Claygate, Esher
                                 Surrey KT10 0LP

                             Telephone: 01372 809000

                               Ref: RAP/RAF/R13553

                             SUPPLEMENTAL AGREEMENT
                             ----------------------

THIS SUPPLEMENTAL AGREEMENT is made the         day of March 1998
BETWEEN

(1) The several persons who respective names and addresses are set out in column 1 of the Schedule hereto other than the Trustees ("the Vendors"); and

(2) CUNNINGHAM GRAPHICS, INC. a corporation organised under the laws of the State of New Jersey, USA ("the Purchaser").

And is supplemental to an agreement dated 16th January 1998 and made between the Vendors (other than the trustees as hereinafter defined) and the Purchaser ("the Main Agreement").

WHEREAS

(A) Under the Main Agreement the Vendors (other than the Trustees) agreed to sell to the Purchaser, subject to the fulfilment of certain conditions, the entire issued share capital of Roda Limited ("the Company").

(B) Subsequent to the Main Agreement and contemporaneously with the signing of this Agreement, the share capital of the Company has been reorganised pursuant to resolutions in the agreed terms and P. Furlonge, one of the Vendors, has transferred certain shares of the Company to the Trustees No 1.

(C) The parties to the Main Agreement and the Trustees have agreed to vary the Main Agreement as set out in this Supplemental Agreement.

(D)  The Main Agreement remains conditional at the date hereof.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.   Definitions
     -----------

1.1 Definitions in the Main Agreement shall, save as varied herein, have the same meaning in this agreement.

1.2 References to Schedule 1 in the Main Agreement shall be deemed to be references to the Schedule to this supplemental agreement.

1.3 "Trustees No 1" means N.H. Furlonge and M.C.P. Furlonge, the trustees of the Peter Furlonge Family Trust.

1.4 "Trustees No 2" means N.H. Furlonge, P.L. Furlonge and M.C.P. Furlonge, the trustees of the Peter Furlonge Life Interest Trust.

1.5  "Trustees" means Trustees No 1 and Trustees No 2.


2.   Variations to the Main Agreement
     --------------------------------

2.1 There shall be deemed to be incorporated into the Main Agreement the following amendments and variations:-

     2.1.1 Page 1
           -------
          The existing recital (A) shall be deleted and there shall be substituted therefor the following:-

               (A) Roda Limited ("the Company"), a company registered in England with number 3243754 has an authorised share capital of (Pound) 1,020,000 divided into 115,415 "A" Ordinary Shares of (Pound) 0.50 each, 1,800,000 "B" Ordinary Shares of (Pound)
                   0.50 each, 84,585 "C" Ordinary Shares of (Pound) 0.50 each and 2,000,000 New Preference Shares of 1p each of which all of the said "A" Ordinary Shares, 200,000 of the said "B" Ordinary Shares and all of the "C" Ordinary Shares are issued and fully paid or credited as fully paid and are owned by the shareholders of the Company in the proportions shown opposite their respective names in column 2 of
                    Schedule 1. None of the New Preference Shares have yet been issued.

     2.1.2 Page 2
           -------
          The definition of "A Ordinary Shares" shall be deleted and there shall be substituted therefor the following:-

               "A Ordinary Shares" The 115,415 issued A Ordinary Shares of (Pound) 0.50 each in the capital of the Company.

     2.1.3 Page 3
           -------
          There shall be inserted a new definition as following:-

               "C Ordinary Shares" The 84,585 issued C Ordinary Shares of (Pound) 0.50 each in the capital of the Company.

     2.1.4 Page 6
           -------
          There shall be inserted a new definition as follows:-

               "New Preference Shares" The 2,000,000 unissued Preference Shares of 1p each in the capital of the Company.

     2.1.5 Page 7
            -------
          The definition of "Shares" shall be deleted and there shall be substituted therefor the following:

               - "Shares"               Together the A Ordinary Shares and
                                        the B Ordinary Shares;

     2.1.6 Page 10
            -------
          In clause 2.2 the date "15 May 1998" shall be substituted in place of the date "30 April 1998".

     2.1.7 Page 11
           -------

          In clauses 4.1 and 4.1.2, the figure of US$8,147,500 shall be deleted and there shall be substituted the figure of US$6,309,755.

     2.1.8 Page 20
           -------

          There shall be inserted a new clause 11.5 as follows:-


            11.5 P. Furlonge shall procure that at completion the Trustees No 1 and the Trustees No 2 shall enter into a power of attorney, and a deed of guarantee of the liabilities of P. Furlonge hereunder, in the agreed terms, and provision of such powers and guarantees shall be a condition of Completion as if the same was required pursuant to clause
                    5.2. Notwithstanding clause 11.1, P. Furlonge may satisfy his obligation to deposit moneys in the Retention account by procuring that the Trustees No 2 place into the Retention Account 132,000 New Preference Shares on terms that any sums to be paid by P. Furlonge to the Purchaser from the Retention Account shall be satisfied by the sale to the Purchaser by the Trustees No 2 at 0.0001 pence per New Preference Share of such number of New Preference Shares whose total redemption price (including premium) shall equal the liability of P. Furlonge to be paid from the Retention Account. If and to the extent that New Preference Shares are transferred to the Purchaser after Completion, pursuant to
                    Article 7A of the new Articles of Association of the Company, the moneys payable shall be paid into the Retention Account first to the extent necessary to ensure that there has been deposited on behalf of P. Furlonge a sum equal to (Pound) 132,000 less any amounts paid out of the Retention Account by way of transfer of New Preference Shares in satisfaction of an obligation to make payment to the Purchaser as described above. Each Vendor undertakes (insofar as he is able to do so) to procure that no person is approved by the Board of the Company as an Approved Purchaser under the Company's New Articles of Association save for the Trustees No 2.

     2.1.9 Pages 31 and 32
           ---------------

          Schedule 1 shall be deleted and there shall be substituted therefor the Schedule to this Agreement.

     2.1.10 Page 71
            -------

          In clause 3.1, the second sentence shall be replaced by the following

          "Proportionate Part" means in respect of each Vendor the proportion of the Claim which is the same as the amount shown against his name as Notional Consideration in column 7 of Schedule 1 received by each Vendor bears to the total of such Notional Consideration shown against the names of all the Vendors.

     2.1.11 Page 72
            -------

          In Clause 3.2(a) there shall be inserted after the words clause 4.1.2 "plus in the case of each Vendor the difference between Notional Consideration shown in column 7 of Schedule 1 and Total Consideration shown in column 3 of the same Schedule".

3        Agreements to be taken together
         -------------------------------


3.1 The Main Agreement and this Supplemental Agreement shall be taken together and construed as one and, save as varied hereby, the provisions of the Main Agreement shall continue in full force and effect.

AS WITNESS the hands of the parties hereto the day and year first above written.



                                  THE SCHEDULE

(1) NAME & ADDRESS                          (2) NUMBER OF SHARES HELD              (3) TOTAL             (4) NUMBER OF
                                                                                   CONSIDERATION         CONSIDERATION SHARES
                                            "A"          "B"          "C"

                                            ORDINARY     ORDINARY     ORDINARY


P L Furlonge of Castle Farm, Mountfield,     95,415                                       2,073,055               128,323
East Sussex,
TW32 5JV

R J Elman of 1 Bickenhall Mansions,            ----          952                             87,292                   624
Bickenhall Street, London W1H 3LF

Stelby Holdings Limited, P O Box 641,          ----       30,000                            559,896                 3,999
1  Seaton Place, St. Helier, Jersey

Central Investments Limited, La Motte          ----      134,286                          2,506,208                17,901
Chambers, La Motte Street, St. Helier,
Jersey

The Naggar Family Pension Scheme, c/o 15       ----       30,000                            559,896                 3,999
Grosvenor Gardens, London SW1W 0BD

M L Tagliaferri of 4 Motcomb Street,           ----        3,810                             71,107                   508
London SW1


(1) NAME & ADDRESS                            (5) PAR VALUE OF     (6) RETENTION      (7) NOTIONAL
                                              LOAN NOTES HELD      ACCOUNT            CONSIDERATION





P L Furlonge of Castle Farm, Mountfield,       ----               (Pound) 132,000      3,910,800
East Sussex,
TW32 5JV
R J Elman of 1 Bickenhall Mansions,           4,048               (Pound)   2,946         87,292
Bickenhall Street, London W1H 3LF

Stelby Holdings Limited, P O Box 641,       127,500               (Pound)  18,898        559,896
1  Seaton Place, St. Helier, Jersey

Central Investments Limited, La Motte       570,714               (Pound)  84,591      2,506,208
Chambers, La Motte Street, St. Helier,
Jersey
                                            127,500               (Pound)  18,898        559,896
The Naggar Family Pension Scheme, c/o 15
Grosvenor Gardens, London SW1W 0BD

M L Tagliaferri of 4 Motcomb Street,         16,190               (Pound)   2,400         71,107
London SW1




(1) NAME & ADDRESS                          (2) NUMBER OF SHARES HELD              (3) TOTAL             (4) NUMBER OF
                                                                                   CONSIDERATION         CONSIDERATION SHARES


                                                     "A"        "B"         "C"

                                                   ORDINARY  ORDINARY    ORDINARY

M D Moriarty and Mrs J Moriarty both of            ----          382                              7,130                    51
11 Carleton Gardens, Brecknock Road,                             570                             10,638                    76
London N19 5AQ

G Harvey of George Harvey & Associates           20,000         ----                            434,533                14,258
Limited, Mountford House, Britton Street,
London EC1M 5NY

Nicholas Hill Furlonge and Maria Christa           ----                    84,585
Petra Furlonge (trustees of  Peter
Furlonge Family Trust)

TOTAL                                           115,415      200,000       84,585             6,309,755               169,739






(1) NAME & ADDRESS                          (5) PAR VALUE OF     (6)            (7) NOTIONAL
                                            LOAN NOTES HELD      RETENTION      CONSIDERATION
                                                                 ACCOUNT








M D Moriarty and Mrs J Moriarty both of         4,048      (Pound)     241              7,130
11 Carleton Gardens, Brecknock Road,             ----      (Pound)     359             10,638
London N19 5AQ

G Harvey of George Harvey & Associates           ----      (Pound)  14,667            434,533
Limited, Mountford House, Britton Street,
London EC1M 5NY

Nicholas Hill Furlonge and Maria Christa
Petra Furlonge (trustees of  Peter
Furlonge Family Trust)

TOTAL                                         850,000      (Pound) 275,000          8,147,500


SIGNED BY P.L. FURLONGE


SIGNED BY R.J. ELMAN


SIGNED BY
FOR AND ON BEHALF OF STELBY
HOLDINGS LIMITED


SIGNED BY
FOR AND ON BEHALF OF THE
NAGGAR FAMILY PENSION
SCHEME


SIGNED BY
FOR AND ON BEHALF OF
CENTRAL INVESTMENTS LIMITED


SIGNED BY M.L. TAGLIAFERRI


SIGNED BY M.D. MORIARTY


SIGNED BY J. MORIARTY

SIGNED BY G. HARVEY




SIGNED BY
FOR AND ON BEHALF OF CUNNINGHAM
GRAPHICS INC.